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EXHIBIT 10.6

                           GLOBAL RESOURCE CORPORATION
                             STOCK OPTION AGREEMENT

       Global Resource Corporation, a Nevada corporation ("Company"), has engaged the services of Eric Swain ("Optionee") in connection with Company's business.

       Subject to the terms and conditions of this Agreement, Company hereby grants to Optionee an option to purchase shares of Company's common stock, par value $0.001 ("Common Stock"), on the terms and conditions set forth herein.

1. GRANT OF OPTION; EXERCISE PRICE. Company hereby grants to Optionee an option (the "Option") to purchase a total of five million (5,000,000) shares of Common Stock (the "Option Shares"). The exercise price of the Option is one dollar and eighteen cents ($1.18) per share for all of the Option Shares which is the approximate market closing bid quotation for the Common Stock on September 15, 2008. The exercise price shall be payable in cash or cash equivalent.

2. NO RIGHT TO EMPLOYMENT. Optionee acknowledges that this Agreement does not constitute a contract of employment and that, except for any written agreements to the contrary between the Optionee and the Company, the performance of services by Optionee for the Company shall be at will.

3. TERMS OF OPTION.

   3.1  VESTING.   The Option Shares shall be exercisable as follows:

         3.1.1 One Million (1,000,000) of the Option Shares shall be exercisable any time between the date hereof and September 23, 2023;

         3.1.2 One Million (1,000,000) of the Option Shares shall be exercisable any time between September 23, 2009 and September 23, 2024;

         3.1.3 One Million (1,000,000) of the Option Shares shall be exercisable any time between September 23, 2010 and September 23, 2025;

         3.1.4 One Million (1,000,000) of the Option Shares shall be exercisable any time between September 23, 2011 and September 23, 2026; and

         3.1.5 One Million (1,000,000) of the Option Shares shall be exercisable any time between September 23, 2012 and September 23, 2027.

   3.2 TERMINATION OF OPTION. If Optionee fails to exercise the Option with respect to a given number of Option Shares within such periods described in
Section 3.1, the Option shall be null and void with respect to such Option Shares. Nothing in this section shall be construed to extend the duration of Options that would sooner expire pursuant to other provisions of this Agreement.

   3.3 RESTRICTIONS ON OPTION. The Option shall not be transferred, assigned, pledged or hypothecated and shall not be subject to execution, attachment or similar process. In the event of any violation of the preceding sentence in this
Section 3.3, the Option shall immediately be rendered null and void. Notwithstanding anything to the contrary in this Agreement, the Option shall expire three months after the termination, for any reason whatsoever (except for disability or death), of Optionee's employment with the Company; provided that the Option may be exercised by the Optionee's legal representative or his/her estate for a period of six months after the death of the Optionee or after the Optionee becomes disabled (as provided in an employment agreement between the Optionee and the Company or according to Company employment policies and procedures).

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4. METHOD OF EXERCISE. The Option or any portion thereof shall be exercised pursuant to a written notice signed by Optionee which is received by the Company not later than 5:00pm prevailing local time on the day the Option Shares or any portion thereof is to expire, accompanied by full payment in cash or cash equivalents.

5. INVESTMENT REPRESENTATIONS. Unless the Option Shares have been registered under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the acquisition of this Option, Optionee represents and warrants as follows:

   5.1 Optionee is purchasing the Option Shares for his own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Option Shares in violation of the Securities Act, or any rule or regulation under the Securities Act.

   5.2 Optionee has had such opportunity as he has deemed adequate to obtain from representatives of Company such information as is necessary to permit him to evaluate the merits and risks of his investment in Company. Without limiting the preceding sentence, Optionee has reviewed all the materials he has deemed relevant, including business plans, financial forecasts, and contracts and agreements including Company's Certificate of Formation and Bylaws.

   5.3 Optionee understands that there are inherent risks associated with an investment in Company, including risks associated with start-up businesses in general and Company in particular. Optionee has had an opportunity to review and evaluate such risks to his satisfaction.

   5.4 Optionee has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Option Shares and to make an informed investment decision with respect to such purchase, and has relied upon the advice of his own legal counsel, tax advisors, and investment advisors.

   5.5 Optionee can afford a complete loss of the value of the Option Shares and is able to bear the economic risk of holding such Option Shares for an indefinite period.

   5.6 Optionee understands that (i) the Option Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act, (ii) the Option Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available;
(iii) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act.

   5.7 Optionee recognizes that his ownership of the Option Shares is subject to Company's Articles of Incorporation and Bylaws and is fully familiar with the terms of such instruments and agreements and agrees to be bound by them.

6. MISCELLANEOUS.

   6.1 ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature between the parties hereto. This Agreement may not be changed or modified, except by an Agreement in writing signed by each of the parties hereto.

   6.2 GOVERNING LAW. This Agreement shall be governed by the internal laws of Nevada without giving effect to the principles of conflicts of laws. Each party hereby consents to the personal jurisdiction of the Federal or New Jersey courts located in Camden County, New Jersey, and agrees that all disputes arising from this Agreement shall be prosecuted in such courts. Each party hereby agrees that any such court shall have in personam jurisdiction over such party and consents to service of process by notice sent by regular mail to the address set forth above and/or by any means authorized by New Jersey law.

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   6.3 NOTICES.

         6.3.1 All notices and other communications required or permitted under this Agreement shall be in writing and shall be given either by (i) personal delivery or (i) overnight next day delivery by Federal Express. Except as provided in Section 4, any such communication shall be deemed to have been given on the date of receipt in the cases referred to in clause (i) of the preceding sentence and (ii) on the second day after the day of mailing in the cases of referred to in clause (ii) of the preceding sentence. All such communications to the Company shall be addressed to it, to the attention of the President, at its then principal office, and to the Optionee at his last address appearing n the records of the Company, or in each case, to such other person or address as may be designated in writing to the other party.

   6.4 BINDING EFFECT. This Agreement shall inure to the benefit of the respective heirs, legal representatives and permitted assigns of each party, and shall be binding upon the heirs, legal representatives, successors and assigns of each party.

              [Intentionally Blank - Signatures on Following Page]











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   IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth below. DATE: October 14, 2008

                                    GLOBAL RESOURCE CORPORATION

                                    By:    /s/ Jeffrey Kimberly
                                           ---------------------------
                                           Jeffrey Kimberly, President

                                    OPTIONEE

                                    /s/ Eric Swain
                                    -------------------------------
                                    Signature

                                    Eric Swain
                                    -------------------------------
                                    Name

                                    -------------------------------
                                    Street Address

                                    -------------------------------
                                    City, State, Zip Code

                                    -------------------------------
                                    Fax and E-Mail (If Any)


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